EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-1 No. 333-163550) and related prospectus of Grubb & Ellis Company;

2)	Registration Statement (Form S-8 No. 333-147925) pertaining to the 2006 Omnibus Equity Plan of Grubb & Ellis Company;

3)	Registration Statement (Form S-3 No. 333-167341) and related prospectus of Grubb & Ellis Company; and

4)	Registration Statement (Form S-3 No. 333-167802) and related prospectus of Grubb & Ellis Company of our report dated March 31, 2011, with respect to the consolidated financial statements and schedules of Grubb & Ellis Company included in this Annual Report (Form 10-K) of Grubb & Ellis Company for the year ended December 31, 2010.

/s/  Ernst & Young LLP

Irvine, California
March 31, 2011

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